Exhibit 32.1

                                  CERTIFICATION

      Each of the undersigned hereby certifies, in his capacity as an officer of China Industrial Waste Management Inc. (the "Company"), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Quarterly Report of the Company on Form 10-QSB for the fiscal quarter ended June 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 21, 2006

/s/ Jinqing Dong
----------------
Jinqing Dong
Chief Executive Officer

/s/ Jingqing Dong
-----------------
Jinqing Dong
Chief Financial Officer

      A signed original of this written statement required by Section 906 has been provided to China Industrial Waste Management Inc. and will be retained by China Industrial Waste Management Inc. and furnished to the Securities and Exchange Commission or its staff upon request.